As filed with the Securities and Exchange Commission August 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	85-3971597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(302) 295-4840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell L. Gaynor

Chief Administration and Legal Officer and Secretary

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(302) 295-4840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lillian Tsu

Eve Howard

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

(212) 918-3000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
1.650% Senior Notes due 2026	$500,000,000	100%	$500,000,000	$54,550.00
2.450% Senior Notes due 2028	$750,000,000	100%	$750,000,000	$81,825.00
2.950% Senior notes due 2031	$750,000,000	100%	$750,000,000	$81,825.00
TOTAL	$2,000,000,000	—	$2,000,000,000	$218,200.00

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED August 27, 2021

EXCHANGE OFFER OF

$500,000,000 PRINCIPAL AMOUNT OF OUR 1.650% SENIOR NOTES DUE 2026

$750,000,000 PRINCIPAL AMOUNT OF OUR 2.450% SENIOR NOTES DUE 2028

$750,000,000 PRINCIPAL AMOUNT OF OUR 2.950% SENIOR NOTES DUE 2031

This exchange offer will expire at 5:00 P.M., New York City time,

on                    , 2021, unless extended.

Terms of the exchange offer (the “Exchange Offer”):

•

We are registering with the Securities and Exchange Commission (the “SEC”) the Exchange Notes (as defined below), which are being offered in exchange for the Outstanding Notes (as defined below) that were previously issued in an offering exempt from the SEC’s registration requirements. The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

•	We will exchange all Outstanding Notes that are validly tendered and not withdrawn prior to the Expiration Date (as defined below).

•	You may withdraw tenders of Outstanding Notes at any time prior to the Expiration Date.

•

We believe that the exchange of Outstanding Notes will not be a taxable event for U.S. federal income tax purposes, but you should see “The Exchange Offer—Transfer Taxes” and “Material United States Federal Income Tax Consequences” on pages 19 and 43, respectively, of this prospectus for more information.

•	We will not receive any proceeds from the Exchange Offer.

•

The terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the Exchange Notes are registered under the Securities Act of 1933 (the “Securities Act”), as amended, and the transfer restrictions and registration rights applicable to the Outstanding Notes do not apply to the Exchange Notes.

•	The Exchange Offer is subject to customary conditions.

•

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer that acquired Outstanding Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the Exchange Offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution” on page 51.

•	We do not intend to list the Exchange Notes on any securities exchange or to have them approved for any automated quotation system.

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021

We have not authorized anyone to provide you with any additional information or any information that is different from that contained in this prospectus or incorporated by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof, unless we otherwise note in this prospectus. This document may only be used where it is legal to sell the securities.

This prospectus does not constitute an offer to sell or buy any Exchange Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Exchange Notes and participate in the Exchange Offers solely on information contained or incorporated by reference in this prospectus.

We have filed with the SEC a registration statement on Form S-4 with respect to the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Marvell Technology, Inc.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

Attention: Investor Relations

(408) 222-0777

In order to ensure timely delivery, you must request the information no later than                     , 2021, which is five business days before the Expiration Date of the Exchange Offer.

i

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information and other documents incorporated by reference into this prospectus, contains or incorporates by reference or may contain or may incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to future prospects, developments and business strategies. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.

The forward-looking statements involve risks and uncertainties. Our ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” beginning on page 7 of this prospectus and those discussed under Part II, Item 1A, Risk Factors, of our Quarterly Reports on Form 10-Q and under Part I, Item 1A, Risk Factors of Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the period ended January 30, 2021, including the following:

•	the impact of the COVID-19 pandemic or other future pandemics, on the global economy and on our customers, suppliers, employees and business;

•	our ability to define, design and develop products for the Cloud, infrastructure and 5G markets and to market and sell these products to our customers;

•

extension of lead time due to supply chain disruption, component shortages that impact the production of our products and constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers;

•	the impact of international conflict, trade relations between the U.S. and other countries, and continued economic volatility in either domestic or foreign markets;

•	our ability to implement our plans, forecasts and other expectations with respect to our acquisitions and to fully realize the anticipated synergies and cost savings in the time frame anticipated;

•	the impact and costs associated with changes in international financial and regulatory conditions such as the addition of new trade restrictions, tariffs or embargos;

•	our ability and the ability of our customers to successfully compete in the markets in which we serve;

•	our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market;

•	risks related to our debt obligations;

•	our ability to scale our operations in response to changes in demand for existing or new products and services;

•	our reliance on our manufacturing partners for the manufacture, assembly and testing of our products;

•	the risks associated with manufacturing and selling a majority of our products and our customers’ products outside of the United States;

ii

•	the effects of transitioning to smaller geometry process technologies;

•	the impact of any change in our application of the United States federal income tax laws and the loss of any beneficial tax treatment that we currently enjoy;

•	our ability to execute on changes in strategy and realize the expected benefits from restructuring activities;

•	our ability to limit costs related to defective products;

•	our ability to recruit and retain experienced executive management as well as highly-skilled personnel;

•	our ability to mitigate risks related to our information technology systems;

•	our ability to protect our intellectual property, particularly outside of the U.S.;

•	our ability to estimate customer demand and future sales accurately;

•	our reliance on third-party distributors and manufacturers’ representatives to sell our products;

•	our maintenance of an effective system of internal controls;

•	the impact of the highly cyclical and intensely competitive nature of the markets for our products;

•	our dependence on a small number of customers;

•	severe financial hardship or bankruptcy of one or more of our major customers;

•	the effects of any potential future acquisitions, strategic investments, divestitures, mergers or joint ventures;

•	risks associated with acquisition and consolidation activity in the semiconductor industry;

•	decreases in our gross margin and results of operations in the future due to a number of factors;

•	the impact of natural disasters and other catastrophic events; and

•	the outcome of pending or future litigation and legal proceedings.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results might differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference into this prospectus.

Except to the extent required by applicable law or regulation, we are under no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, or incorporated by reference, and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes.

In this prospectus, except as otherwise indicated or unless the context otherwise requires, (i) both “Issuer” and “Marvell” refer to Marvell Technology, Inc. and not to any of its subsidiaries, and (ii) “we,” “us,” “our,” and the “Company” each refer to Marvell Technology, Inc. and its subsidiaries.

Company Overview

We are a leading supplier of infrastructure semiconductor solutions, spanning the data center core to network edge. We are a fabless semiconductor supplier of high-performance standard and semi-custom products with core strengths in developing and scaling complex System-on-a-Chip architectures integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise as well as highly innovative security firmware, our solutions are empowering the data economy and enabling the datacenter, carrier, enterprise networking, consumer and automotive industrial end markets.

We were formed on October 23, 2020 as a Delaware corporation under the name “Maui HoldCo, Inc.” for the purpose of effecting the Mergers (as defined below). On December 8, 2020, we changed our name to “Marvell Technology, Inc.” Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “MRVL.”

Merger Transactions

On April 20, 2021, we completed our acquisition of Inphi Corporation (“Inphi”). Inphi is a global leader in high-speed data movement enabled by optical interconnects. In connection with the transaction, both Inphi and Marvell Technology Group Ltd. (“MTGL”) became wholly owned subsidiaries of Marvell (collectively, these transactions are referred to as the “Mergers”), and Marvell became the successor registrant thereto pursuant to Rule 12g-3(a) under the Exchange Act. In addition, as a result of the Mergers, Marvell is domiciled in the United States.

Summary of the Exchange Offer

A brief description of the material terms of the Exchange Offer follows. We are offering to exchange the Exchange Notes for the Outstanding Notes. For a more complete description, see “The Exchange Offer.”

Background

On April 12, 2021, we completed a private placement of the following notes (the “Outstanding Notes”):

•   $500,000,000 aggregate principal amount of our 1.650% senior notes due 2026;

•   $750,000,000 aggregate principal amount of our 2.450% senior notes due 2028; and

•   $750,000,000 aggregate principal amount of our 2.950% senior notes due 2031.

In connection with this private placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Outstanding Notes in which we agreed, among other things, to complete an Exchange Offer with respect to the Outstanding Notes.

The Exchange Notes

Up to $500,000,000 aggregate principal amount of our 1.650% senior notes due 2026 (the “2026 Notes”).

Up to $750,000,000 aggregate principal amount of our 2.450% senior notes due 2028 (the “2028 Notes”).

Up to $750,000,000 aggregate principal amount of our 2.950% senior notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the 2028 Notes, the “Exchange Notes”).

Exchange Offer	We are offering to exchange the Outstanding Notes for an equal principal amount of the Exchange Notes, which have been registered under the Securities Act. Outstanding Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the Minimum Authorized Denomination of $2,000 principal amount. The Exchange Offer is being made pursuant to the Registration Rights Agreement, which grants the initial purchasers and any subsequent holders of the Outstanding Notes certain exchange and registration rights. This Exchange Offer is intended to satisfy those exchange and registration rights with respect to the Outstanding Notes. After the Exchange Offer is complete, the holders of the Outstanding Notes will no longer be entitled to any exchange or registration rights with respect to the Outstanding Notes.

Resales	We are registering the Exchange Offer in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC

No-Action Letter (July 2, 1993). Based on interpretations by the staff (the “Staff”) of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•   you are acquiring the Exchange Notes in the ordinary course of your business;

•   you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

•   you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you cannot rely on the Staff’s interpretive position expressed in the Exxon Capital line of no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act and we will not indemnify you for such liabilities.

Each broker or dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the Exchange Notes issued in the Exchange Offer and that it has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes.

Expiration date; withdrawal of tender

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2021, or a later time if we choose to extend the Exchange Offer in our sole and absolute discretion (the latest such date, the “Expiration Date”). You may withdraw your tender of Outstanding Notes at any time prior to the Expiration Date. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. Any Outstanding Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for any Outstanding Notes, is subject to certain customary conditions, including our determination that the Exchange Offer does not violate any law, statute, rule, regulation, or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state, or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for tendering Outstanding Notes held in the form of book-entry interests

The Outstanding Notes were issued as global securities registered in the name of the nominee of The Depository Trust Company (“DTC”).

Beneficial interests in the Outstanding Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Outstanding Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your Outstanding Notes by instructing your broker or bank where you keep the Outstanding Notes to tender them for you. By tendering your Outstanding Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your Outstanding Notes must be tendered in minimum denominations of $2,000 and in multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the Exchange Agent (as defined below) must receive a confirmation of book-entry transfer of your Outstanding Notes into the Exchange Agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 5:00 p.m., New York City time, on the Expiration Date.

Material United States federal income tax consequences

We believe that the Exchange Offer will not result in any income, gain, or loss to the holders of Outstanding Notes or to us for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences” on page 43.

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer.

Exchange agent	is serving as the exchange agent (the “Exchange Agent”) for the Exchange Offer.

Consequences of not exchanging Outstanding Notes

Outstanding Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on the Outstanding Notes. In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, or are not subject to, the registration requirements of the Securities Act and applicable state securities laws. If you do not participate in the Exchange Offer, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Summary of the Exchange Notes

A brief description of the material terms of the Exchange Notes is set forth below. For a more complete description, see “Description of the Exchange Notes.”

Issuer	Marvell Technology, Inc.

Securities offered	$500,000,000 aggregate principal amount of the 2026 Notes. $750,000,000 aggregate principal amount of the 2028 Notes. $750,000,000 aggregate principal amount of the 2031 Notes.

Maturity	The Exchange Notes will mature as follows: • the 2026 Notes on April 15, 2026; • the 2028 Notes on April 15, 2028; and • the 2031 Notes on April 15, 2031.

Interest	The Exchange Notes will accrue interest as follows: • the 2026 Notes at a rate of 1.650% per annum; • the 2028 Notes at a rate 2.450% per annum; and • the 2031 Notes at a rate of 2.950% per annum.

Interest payment dates	Interest on the Exchange Notes will be payable semi-annually in arrears on each April 15 and October 15, beginning on October 15, 2021.

Ranking	The Exchange Notes will be our general, senior, unsecured obligations, will rank equally in right of payment with all of our existing and future senior, unsecured indebtedness, will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries that do not guarantee the Exchange Notes (other than indebtedness and liabilities owed to us, if any).

Optional redemption	We may redeem each series of the Exchange Notes, in whole or in part, at any time at redemption prices determined as set forth under the heading “Description of Exchange Notes—Optional Redemption.”

Change of control repurchase event

Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Exchange Notes—Purchase of Notes upon a Change of Control Repurchase Event,” each holder will have the right to require us to repurchase all or any part of that holder’s Exchange Notes at a price equal to 101% of the aggregate principal amount of the Exchange Notes to be repurchased plus any accrued and unpaid interest on such Exchange Notes to, but excluding, the repurchase date.

Indenture	The Exchange Notes will be issued under the indenture, dated as of April 12, 2021 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of April 12, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Issuer and the Trustee.

Trustee	The Trustee for the Exchange Notes is U.S. Bank National Association.

Risk factors	Participating in the Exchange Offer and holding Exchange Notes involves substantial risks. You should consider carefully all the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth in the “Risk Factors” section in this prospectus beginning on page 7, including the other risks incorporated by reference into this prospectus, before making a decision whether to participate in the Exchange Offer or hold Exchange Notes.

Governing law	The Exchange Notes will be and the Indenture is governed by the laws of the State of New York.

RISK FACTORS

Risks Related to the Exchange Offer

The Exchange Offer may be cancelled or delayed.

We have reserved the right to terminate or withdraw the Exchange Offer, including solely in respect of one or more series of the Outstanding Notes, in our sole discretion at any time and for any reason. Therefore, even if you properly tender your Outstanding Notes prior to the Expiration Date and otherwise comply with the terms and conditions of the Exchange Offer, the Exchange Offer may not be consummated. In addition, because of adjustments or other logistical challenges in exchanging Outstanding Notes for Exchange Notes, among other things, the settlement of the Exchange Offer may be delayed. Accordingly, you may have to wait longer than expected to receive your Exchange Notes, during which time you will not be able to effect transfers of your Outstanding Notes or the Exchange Notes you are to receive in the Exchange Offer.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of book-entry transfer of Outstanding Notes into the Exchange Agent’s account at DTC, as depositary, including an Agent’s Message (as defined under “The Exchange Offer—Procedures for Brokers and Custodian Banks; DTC ATOP Account”). We are not required to notify you of defects or irregularities in tenders of Outstanding Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “The Exchange Offer—Procedures for Tendering Outstanding Notes through Brokers and Banks” and “The Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Outstanding Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Outstanding Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If the Exchange Offer is not completed within a certain period after the issuance date of the Outstanding Notes, the Issuer will incur additional interest charges.

In the event that the Exchange Offer registration statement is not completed or is not declared effective by the SEC by April 12, 2022 (365 days after the issuance date of the Outstanding Notes), the interest rate will be increased 0.25% per annum for the first 90-day period immediately following such date and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Exchange Offer registration statement becomes effective, up to a maximum total increase of 1.00% per annum.

Risks Related to the Exchange Notes

The Exchange Notes are structurally subordinated to the liabilities of our non-guarantor subsidiaries.

A significant portion of our operations is conducted through our subsidiaries. Our non-guarantor subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the Exchange

Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our non-guarantor subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our non-guarantor subsidiaries will have priority with respect to the assets of such non-guarantor subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes). In addition, the Indenture allows our subsidiaries to incur an unlimited amount of indebtedness. Consequently, the Exchange Notes will be effectively subordinated to all existing and future liabilities of any of our non-guarantor subsidiaries and any non-guarantor subsidiaries that we may in the future acquire or establish, and the Indenture does not restrict the ability of our non-guarantor subsidiaries to incur indebtedness that would be structurally senior to the Exchange Notes.

The Exchange Notes are subject to prior claims of any secured creditors and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the Exchange Notes.

The Indenture permits us to incur additional debt, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the Exchange Notes only after all debt secured by those assets has been repaid in full. Holders of the Exchange Notes will participate in our remaining assets ratably with all of our unsecured and senior creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Exchange Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Exchange Notes and the previously issued Exchange Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Exchange Notes then outstanding would remain unpaid.

We may incur additional debt in the future, which may adversely affect our financial condition and future financial results.

We may incur additional debt in the future and our future levels of indebtedness may adversely affect our financial condition and financial results by, among other things:

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

•

requiring the dedication of a greater-than-expected portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of expected cash flow available for general corporate purposes, including capital expenditures and acquisitions; and

•	limiting our flexibility in planning for, or reacting to, changes in our business, competitive conditions and our industry.

We may also enter into additional transactions or credit facilities, including long-term debt, which may increase our indebtedness and result in additional restrictions upon our business.

We are required to comply with the covenants set forth in the Indenture. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the holders of the Exchange Notes, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may be unable to generate the cash flow to service our debt obligations, including the Exchange Notes.

We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the Exchange Notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial competitive, legislative, regulatory and other factors beyond our control. Based on current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal of, and interest on, the Exchange Notes or any other future indebtedness. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the Exchange Notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

The Indenture does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Exchange Notes.

While the Indenture contains terms intended to provide protection to the holders of the Exchange Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Exchange Notes. For example, among other things, the Indenture does not contain covenants designed to afford holders of the Exchange Notes any protections in the event of a highly leveraged transaction involving us that may adversely affect holders of the Exchange Notes except to the limited extent provided under “Description of Exchange Notes—Purchase of Exchange Notes upon a Change of Control Repurchase Event.”

The Indenture does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Exchange Notes in the event we experience significant adverse changes in our financial condition;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Exchange Notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common shares or other securities ranking junior to the Exchange Notes; or

•	restrict our ability to enter into highly leveraged transactions.

As a result of the foregoing, when evaluating the terms of the Exchange Notes, you should be aware that the terms of the Indenture and the Exchange Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, including highly leveraged transactions, that could have an adverse impact on your investment in the Exchange Notes.

The negative covenants in the Indenture are subject to limitations, qualifications and exceptions and, as a result, have a limited effect and may not protect your investment in the Exchange Notes.

The Indenture contains covenants limiting our ability and the ability of our restricted subsidiaries to create certain liens, enter into certain sale and leaseback transactions and, with respect to us, consolidate or merge with, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all our assets, taken as a whole, to another person. However, the covenants limiting liens and sale and leaseback transactions are of limited scope and contain exceptions that allow us and our restricted subsidiaries to incur liens with respect to certain of our material assets. Only our subsidiaries that have substantially all of their property located, or substantially all of their business conducted, in the United States are restricted subsidiaries that are subject to the aforementioned covenants. Moreover, the Indenture does not prohibit us or any of our restricted subsidiaries from transferring any property otherwise subject to the covenants limiting liens and sale and leaseback transactions to an unrestricted subsidiary, which would remove such property from the scope of those covenants. The covenants limiting liens and sale and leaseback transactions apply only to a subset of our assets and do not apply to any of our intellectual property, which constitutes a significant portion of our material assets. As of the date of this prospectus, we and our restricted subsidiaries only have a limited amount of assets that are subject to the scope of the covenants limiting liens and sale and leaseback transactions. In addition, the limitation on liens covenant does not prohibit us or our restricted subsidiaries from securing future indebtedness with pledges of the capital stock of foreign subsidiaries that conduct substantially all of our business operations (or the capital stock of any United States subsidiaries owned by unrestricted subsidiaries) without equally and ratably securing the Exchange Notes. As a result, the negative covenants in the Indenture have a limited effect on our ability and the ability of our restricted subsidiaries to incur new secured indebtedness that would be effectively senior to the Exchange Notes to the extent of the value of the collateral pledged to secure such indebtedness. In addition, the covenant limiting sale and leaseback transactions contains an exception that allows us to consummate a sale and leaseback of our headquarters in Santa Clara, California, which is our only material piece of real property located in the United States. In light of these exceptions and other factors described above, the negative covenants in the Indenture have a limited effect and may not protect your investment in the Exchange Notes. See “Description of Exchange Notes—Certain Covenants” and “Description of Exchange Notes—Certain Covenants—Consolidation, Merger and Sale of Assets” in this prospectus.

The market prices of the Exchange Notes may be volatile.

The market prices of the Exchange Notes will depend on many factors, including, but not limited to, the following:

•	credit ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Exchange Notes;

•	the potential redemption of the Exchange Notes by us pursuant to the terms of the Indenture and the Exchange Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects;

•	our ability to realize the anticipated benefits of any acquisitions including any related synergies and cost savings in the anticipated time frame;

•

changes in general economic and political conditions and specific conditions in the end markets we address, including volatility and cyclicality in the technology sector and semiconductor industry; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes.

Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Exchange Notes.

Our credit ratings may not reflect all risks of your investment in the Exchange Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of all risks relating to the Exchange Notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s credit rating.

Redemption may adversely affect your return on the Exchange Notes.

We have the right to redeem the Exchange Notes on the terms set forth in this prospectus. We may redeem the Exchange Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Exchange Notes.

The provisions in the Indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the Indenture relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the Indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days, subject to extension under certain circumstances, by a downgrade in the rating of the Exchange Notes, following which the Exchange Notes are no longer rated “investment grade.” Except as described under “Description of Exchange Notes—Purchase of Exchange Notes upon a Change of Control Repurchase Event,” the Indenture does not contain provisions that permit the holders of the Exchange Notes to require us to repurchase the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your Exchange Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

We may not be able to repurchase all of the Exchange Notes upon a change of control repurchase event, which would result in a default under the Exchange Notes and may constitute an event of default under our existing or future indebtedness.

We will be required to repurchase the Exchange Notes at the option of each holder upon the occurrence of a change of control repurchase event as provided in the Indenture. However, we may not have sufficient funds to repurchase the Exchange Notes in cash at the time of any change of control repurchase event. In addition, our ability to repurchase the Exchange Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your Exchange Notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your Exchange Notes at your option upon a change of control repurchase event would be an event of default under the Indenture and could cause a cross-default or acceleration under certain existing or future agreements governing our other indebtedness.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Exchange Offer is designed to provide holders of Outstanding Notes with an opportunity to acquire Exchange Notes which, unlike the Outstanding Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws, and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a “distribution” of the Exchange Notes, as such term is defined under the Securities Act.

The Outstanding Notes were originally issued and sold on April 12, 2021 to the initial purchasers, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, pursuant to the purchase agreement, dated April 5, 2021. The initial purchasers concurrently resold the Outstanding Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the Outstanding Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Outstanding Notes, pursuant to the Exchange Offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Outstanding Notes who are able to make certain representations the opportunity to exchange their Outstanding Notes for Exchange Notes.

Under existing interpretations by the Staff of the SEC as set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that the preceding sentence does not apply to a holder who is our affiliate (as defined in Rule 405 of the Securities Act); provided further that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the Exchange Offer, and the Staff of the SEC may not make a similar determination with respect to the Exchange Notes, as it has in other interpretations to third parties. Each holder of Outstanding Notes that exchanges such Outstanding Notes for Exchange Notes in the Exchange Offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate (as defined in Rule 405 under the Securities Act), or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Outstanding Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the

Expiration Date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer; provided that, Outstanding Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the Minimum Authorized Denomination of $2,000 principal amount.

The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the Outstanding Notes;

(3) interest on the Exchange Notes will accrue from the date of the original issue of such Outstanding Note or from the last interest date on which interest was paid on a holders’ respective Exchange Notes; and

(4) if the regular record date for the first interest payment date would be a date prior to the settlement date of the Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Outstanding Notes when, as and if we have given written notice of our acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, such unaccepted Outstanding Notes will be promptly returned, without expense, to the account of the tendering holder.

Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See “—Fees and Expenses” and “—Transfer Taxes.”

The Exchange Offer will remain open for at least 20 full business days. The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2021, unless we, in our sole discretion, extend the Exchange Offer, in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended.

To extend the Exchange Offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, we will:

(1) notify the Exchange Agent of any extension by written notice, and

(2) notify the registered holders by press release or other public announcement.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “—Conditions to the Exchange Offer” have not been satisfied,

(a) to delay accepting any Outstanding Notes,

(b) to extend the Exchange Offer, or

(c) to terminate the Exchange Offer, or

(2) to amend the terms of the Exchange Offer in any manner; provided however, that if we amend the Exchange Offer to make a material change, including the waiver of a material condition, we will extend the Exchange Offer, to the extent required by law, to keep the Exchange Offer open for at least five business days after such amendment or waiver; provided further, that if we amend the Exchange Offer to change the percentage of Outstanding Notes being exchanged or the consideration being offered, we will extend the Exchange Offer, if necessary, to keep the Exchange Offer open for at least 10 business days after such amendment or waiver.

Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Outstanding Notes through Brokers and Banks

Since the Outstanding Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Outstanding Notes and will be the only entity that can tender Outstanding Notes for Exchange Notes. Therefore, to tender Outstanding Notes subject to this Exchange Offer and to obtain Exchange Notes, you must instruct the institution where you keep your Outstanding Notes to tender your Outstanding Notes on your behalf so that they are received on or prior to the Expiration Date of this Exchange Offer.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OUTSTANDING NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OUTSTANDING NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON THE EXPIRATION DATE.

Deemed Representations

To participate in the Exchange Offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Outstanding Notes in the Exchange Offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes in the Exchange Offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes has engaged in or intends to engage in or has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the Exchange Offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes is our affiliate (as defined under Rule 405 of the Securities Act); and

(5) if you or another person acquiring Exchange Notes in exchange for your Outstanding Notes is a broker-dealer and you acquired the Outstanding Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OUTSTANDING NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this prospectus in connection with resales of the Exchange Notes issued in the Exchange Offer.

If you are our affiliate (as defined under Rule 405 of the Securities Act), if you are a broker-dealer who acquired your Outstanding Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the Exchange Offer, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the Exchange Offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Exchange Notes.

You may tender some or all of your Outstanding Notes in this Exchange Offer. However, your Outstanding Notes may be tendered only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the Minimum Authorized Denomination of $2,000 principal amount.

When you tender your Outstanding Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of Outstanding Notes and all other required documents to the Exchange Agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance, and withdrawal of tendered Outstanding Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Outstanding Note not properly tendered;

(2) refuse to accept any Outstanding Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes before the Expiration Date of the Exchange Offer.

Our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Outstanding Notes as we will reasonably determine. None of us, the Exchange Agent or any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Outstanding Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this Exchange Offer on behalf of a holder of Outstanding Notes you must submit or cause your DTC participant to submit an Agent’s Message (as defined below) as described below.

The Exchange Agent, on our behalf, will establish an Automated Tender Offer Program (“ATOP”) account with respect to the Outstanding Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of Outstanding Notes by causing the book-entry transfer of such Outstanding Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Outstanding Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC participants to DTC, and thereafter transmitted by DTC to the Exchange Agent, forming a part of the Book-Entry Confirmation that states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this Exchange Offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Outstanding Notes;

(2) Account number of the beneficial owner tendering such Outstanding Notes;

(3) Principal amount of Outstanding Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Outstanding Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE, THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM OUTSTANDING NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Outstanding Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Outstanding Notes. We will ask the Exchange Agent to instruct DTC to promptly return those Outstanding Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Outstanding Notes on behalf of the beneficial owners thereof.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Outstanding Notes when the conditions to the Exchange Offer have been satisfied or we have waived them. We will have accepted your validly tendered Outstanding Notes when we have given written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Outstanding Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit such Outstanding Notes to an account maintained with DTC promptly after the Exchange Offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Letter of Transmittal

No letter of transmittal will be used in connection with the Exchange Offers. The valid electronic transmission of acceptance through ATOP shall constitute delivery of old notes in connection with the Exchange Offers.

Withdrawal Rights

You may withdraw your tender of Outstanding Notes at any time before 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective, you should contact your bank or broker where your Outstanding Notes are held and have them send an ATOP notice of withdrawal so that it is received by the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must:

(1) specify the name of the beneficial owner that tendered the Outstanding Notes to be withdrawn;

(2) identify the Outstanding Notes to be withdrawn, including the CUSIP number and principal amount of the Outstanding Notes tendered; and

(3) specify the name and number of an account at DTC to which such withdrawn Outstanding Notes can be credited.

We will decide all questions as to the validity, form, and eligibility of any notices of withdrawal and our determination will be final and binding on all parties. Any tendered Outstanding Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any Outstanding Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Outstanding Notes by following one of the procedures described above before the Expiration Date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and, subject to applicable law, may terminate the Exchange Offer (whether or not any Outstanding Notes have been accepted for exchange) or amend the Exchange Offer, if any of the conditions set forth below has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the Expiration Date:

•

there is any threatened, instituted, or pending action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (1) seeking to restrain or prohibit the making or completion of the Exchange Offer, or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of the Exchange Offer; or (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Outstanding Notes in the Exchange Offer;

•

any statute, rule, regulation, order, or injunction has been sought, proposed, introduced, enacted, promulgated, or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any governmental authority, domestic or foreign that, in our reasonable judgment, would impair our ability to proceed with the Exchange Offer;

•

any action has been taken, proposed, or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in the first two bullets above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

(2) any limitation by a governmental authority that adversely affects our ability to complete the transactions contemplated by the Exchange Offer;

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities, or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities;

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Outstanding Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange;

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes to be offered for resale, resold, and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the Exchange Offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the Exchange Offer (whether or not any Outstanding Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes and will extend the Exchange Offer to the extent required by applicable law.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion; provided that we will not waive any condition with respect to an individual holder of Outstanding Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development, or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the Expiration Date of the Exchange Offer.

Exchange Agent

We have appointed                      as the Exchange Agent for the Exchange Offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus, to the Exchange Agent addressed as follows:

Fees and Expenses

The principal solicitation is being made through DTC by the Exchange Agent. We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services, and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees, and any fees and disbursements to our independent registered public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers, employees and by persons so engaged by the Exchange Agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Outstanding Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Transfer Taxes

If you tender Outstanding Notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING NOTES

Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions of the Indenture, which governs the transfer and exchange of the Outstanding Notes and the restrictions on transfer of the Outstanding Notes imposed by the Securities Act and state securities laws. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Outstanding Notes in the Exchange Offer, your ability to sell your Outstanding Notes could be adversely affected. Once we have completed the Exchange Offer, holders who have not validly tendered their Outstanding Notes will not be entitled to the increase in interest rate specified in the Registration Rights Agreement, as discussed under “Risk Factors—Risks Related to the Exchange Offer—If the exchange offer is not completed within a certain period after the issuance date of the Outstanding Notes, the Issuer will incur additional interest charges.”

Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Outstanding Notes may be resold only:

•	to us or any subsidiary thereof;

•	pursuant to a registration statement that has been declared effective under the Securities Act;

•

for so long as the Exchange Notes are eligible for resale under Rule 144A, to a person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A;

•	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•

to an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of notes of $250,000; or

•	under any other available exemption from the registration requirements of the Securities Act;

subject in each of the above cases to any requirement of law that the disposition of the seller’s property or the property of an investor account or accounts be at all times within the seller or account’s control and to compliance with any applicable state securities laws or the securities laws of any other applicable jurisdiction.

Shelf Registration

The Registration Rights Agreement also requires that we file a shelf registration statement if:

(1) the Issuer determines that the registration of the Exchange Notes is not available or may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the Staff;

(2) the Exchange Offer is not for any other reason completed by April 12, 2022; or

(3) the Issuer receives a written request from any Initial Purchaser (as defined in the Registration Rights Agreement) representing that it holds Outstanding Notes that are or were ineligible to be exchanged in the Exchange Offer.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes, we will receive in exchange Outstanding Notes in an equal principal amount. We will cancel all Outstanding Notes received in exchange for Exchange Notes in the Exchange Offer. Accordingly, no additional debt will result from the Exchange Offer. We will bear the expense of the Exchange Offer.

DESCRIPTION OF THE EXCHANGE NOTES

The following is a description of the Exchange Notes. The Exchange Notes will be issued by Marvell Technology, Inc. Unless otherwise indicated, for all purposes of this “Description of Exchange Notes,” references to the Exchange Notes are references to all series of the Exchange Notes offered hereby taken together. Although we refer to the 2026 Notes, 2028 Notes and the 2031 Notes collectively as the “Exchange Notes,” each will be issued as a separate series of debt securities and will vote separately from, and have no shared rights with, the other series of Exchange Notes. The Exchange Notes will be issued under the Indenture. The Exchange Notes are subject to the provisions of the Indenture, and holders are referred to the Indenture for a statement thereof.

The following is a summary of the material provisions of the Indenture and the Exchange Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture and the Exchange Notes in their entirety. Copies of the Indenture and the Exchange Notes are available as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You can find the definitions of certain terms used in this description under “—Certain Definitions.” The terms defined in “—Certain Definitions” below are used in this “Description of Exchange Notes” as so defined.

We do not intend to list the Exchange Notes on any securities exchange.

General

The Exchange Notes will have the following basic terms:

•

the Exchange Notes will be our general, senior, unsecured obligations, will rank equally in right of payment with all of our existing and future senior, unsecured indebtedness, including any indebtedness we may incur from time to time under the Revolving Credit Agreement and the Term Loan Agreement;

•	the Exchange Notes will be effectively subordinated in right of payment to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	the Exchange Notes will be senior in right of payment to any of our indebtedness that is subordinated to the Exchange Notes;

•	the Exchange Notes will be structurally subordinated to all indebtedness of our subsidiaries, which, as of July 31, 2021, totaled $86,656,000;

•

the 2026 Notes initially will be limited to $500,000,000 aggregate principal amount, the 2028 Notes initially will be limited to $750,000,000 aggregate principal amount, and the 2031 Notes will initially be limited to $750,000,000 aggregate principal amount (in each case, subject to our right to issue additional notes as described under “—Further Issuances” below);

•

the 2026 Notes will accrue interest at a rate of 1.650% per annum, the 2028 Notes will accrue interest at a rate of 2.450% per annum, and the 2031 Notes will accrue interest at a rate of 2.950% per annum;

•

the 2026 Notes will mature on April 15, 2026, the 2028 Notes will mature on April 15, 2028 and the 2031 Notes will mature on April 15, 2031, in each case, unless redeemed or repurchased prior to such date;

•

interest will accrue on each series of Exchange Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the Exchange Notes), payable semi-annually in arrears on and of each year, beginning on October 15, 2021;

•	we may redeem any series of Exchange Notes prior to their respective maturity, in whole or in part, as described under “—Optional Redemption” below;

•

we may redeem all, but not part, of each series of Exchange Notes in the event that additional amounts become payable as described under “—Certain Covenants—Payments of Additional Amounts” upon the occurrence of certain tax events at the redemption prices described below under the caption “—Certain Covenants—Redemption for Tax Purposes”;

•

we may be required to repurchase each series of Exchange Notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” with respect to such series of Exchange Notes as described under “—Purchase of Exchange Notes upon a Change of Control Repurchase Event” below;

•	the Exchange Notes will be issued in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•

the Exchange Notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by Exchange Notes in definitive form. See “—Book-Entry Settlement and Clearance”; and

•	the Exchange Notes will be exchangeable and transferable at the office or agency maintained by us for such purposes (which initially will be the corporate trust office of the Trustee).

We do not intend to list the Exchange Notes on any securities exchange or include the Exchange Notes in any automated quotation system. The Exchange Notes will not be subject to any sinking fund.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Exchange Notes are surrendered to us), purchase Exchange Notes in the open market, negotiated transactions or otherwise, for our account or for the account of one or more of our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Exchange Notes so purchased (other than Exchange Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a company order to cancel such Exchange Notes, and they will no longer be considered “outstanding” under the Indenture upon their surrender to the Trustee for cancellation.

Whenever in this “Description of Exchange Notes” section there are mentioned, in any context:

•	the payment of principal,

•	purchase prices in connection with the purchase of an Exchange Note,

•	interest, or

•	any other amount payable on or with respect to the Exchange Notes,

such reference shall be deemed to include payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof, as described below under the caption “—Certain Covenants—Payments of Additional Amounts.”

Guarantees

The Indenture provides that our obligations under the Exchange Notes and the Indenture will be, jointly and severally, unconditionally guaranteed by each existing and future domestic subsidiary of the Company that becomes a borrower or guarantor under the Revolving Credit Agreement and the Term Loan Agreement, on a senior, unsecured basis.

Each guarantor will guarantee on a senior unsecured basis our obligations under the Exchange Notes and all of our other obligations under the Indenture, and any guarantor’s guarantee of the Exchange Notes will be “full and unconditional,” as that term is used in Regulation S-X, Rule 3-10(e)(2), except that in the future the guarantee may be released or terminated under certain circumstances set forth below.

The obligations of each guarantor will be limited in a manner designed to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. If a guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of such guarantor, and, depending on the amount of such indebtedness, such guarantor’s liability on the guarantee could be reduced to zero.

Any guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and the guarantee and will cease to be a guarantor, without any further action required on the part of the Trustee or any holder:

(i)	if we exercise our legal defeasance or our covenant defeasance options with respect to the Exchange Notes or if our obligations under the Indenture are discharged in accordance with the terms thereof;

(ii)	if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of such guarantor; and

(iii)	upon the release or discharge of such guarantor’s obligations under the Revolving Credit Agreement and the Term Loan Agreement.

Upon delivery by us to the Trustee of an officer’s certificate and an opinion of counsel to the effect that any of the conditions described above has occurred, the Trustee shall, at our expense, execute any supplemental indenture or other documents reasonably requested by us in order to evidence the release of a guarantor from its obligations under its guarantee and the Indenture.

Interest

Each series of Exchange Notes will accrue from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the Exchange Notes). Interest on each series of Exchange Notes will be paid to the persons in whose name the Exchange Notes are registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on each series of Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

As used in the Indenture, the term “business day” means, with respect to each series of Exchange Notes, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York or the place of payment are authorized or required by law to close.

If any interest payment date, redemption date, repayment date or stated maturity of any series of Exchange Notes falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption of such series of Exchange Notes, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, or stated maturity, as the case may be, to the date of such payment.

Payment

If any series of Exchange Notes are no longer represented by a global note, payment of interest on certificated Exchange Notes in definitive form may, at our option, be made by (i) check mailed directly to holders of such series at their registered addresses or (ii) upon written request of any holder of at least $5,000,000 principal amount of such series of Exchange Notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry Settlement and Clearance.”

Ranking

The Exchange Notes will be our senior unsecured obligations and will rank equally in right of payment with all our future senior unsecured indebtedness, including any indebtedness we may incur from time to time under the Revolving Credit Agreement. The Exchange Notes will effectively rank junior to all our future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all indebtedness of our subsidiaries. We derive a majority of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the Exchange Notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries.

In addition, claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Exchange Notes. Accordingly, the Exchange Notes will be effectively subordinated to creditors, including trade creditors, of our subsidiaries.

As of July 31, 2021, our subsidiaries had $86,656,000 of consolidated indebtedness.

Optional Redemption

We may redeem the 2026 Notes, the 2028 Notes or the 2031 Notes at our option at any time in whole or from time to time in part prior to the 2026 Par Call Date, in the case of the 2026 Notes, the 2028 Par Call Date, in the case of the 2028 Notes, or the 2031 Par Call Date, in the case of the 2031 Notes, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable Exchange Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Exchange Notes, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

We may redeem the 2026 Notes, 2028 Notes or 2031 Notes at our option at any time in whole or from time to time in part on or after the 2026 Par Call Date, in the case of the 2026 Notes, the 2028 Par Call Date, in the case of the 2028 Notes or the 2031 Par Call Date, in the case of the 2031 Notes, at a redemption price equal to 100% of the aggregate principal amount of the applicable Exchange Notes being redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Exchange Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the Exchange Notes and the Indenture.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points in the case of the 2026 Notes, 20 basis points in the case of the 2028 Notes, and 20 basis points in the case of the 2031 Notes.

The following terms are relevant to the determination of the redemption price. We shall be responsible for determining the redemption price, and the Trustee shall have no duty to verify any such determination made by us.

“2026 Par Call Date” means March 15, 2026 (the date that is one month prior to the maturity of the 2026 Notes).

“2028 Par Call Date” means February 15, 2028 (the date that is two months prior to the maturity of the 2028 Notes).

“2031 Par Call Date” means January 15, 2031 (the date that is three months prior to the maturity of the 2031 Notes).

“Comparable Treasury Issue” means, with respect to any Exchange Notes to be redeemed, the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Exchange Notes to be redeemed (assuming the 2026 Notes matured on the 2026 Par Call Date, the 2028 Notes matured on the 2028 Par Call Date, and the 2031 Notes matured on the 2031 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes (assuming the 2026 Notes matured on the 2026 Par Call Date, the 2028 Notes matured on the 2028 Par Call Date, and the 2031 Notes matured on the 2031 Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) if we obtain four or more applicable Reference Treasury Dealer Quotations, the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if we obtain fewer than four and more than one applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, as may be appointed from time to time by us; provided, however, that if any Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, each of their respective successors, and any other primary treasury dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Exchange Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such Exchange Note was the 2026 Par Call Date in the case of the 2026 Notes, the 2028 Par Call Date in the case of the 2028 Notes, or the 2031 Par Call Date in the case of the 2031 Notes; provided, however, that if such redemption date is not an interest payment date with respect to such Exchange Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, the Independent Investment Banker will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

In the event that we choose to redeem less than all of any series of Exchange Notes, selection of the Exchange Notes for redemption will be made pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate (including, in the case of Exchange Notes represented by global notes, in accordance with DTC’s applicable procedures), unless otherwise required by law or applicable stock exchange or depositary requirements. No Exchange Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the redemption date to each holder of the Exchange Notes to be redeemed (with a copy to the Trustee). At our written request

(delivered to the Trustee at least five business days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice), the Trustee shall give the notice of redemption in our name and at the our expense. Notice of redemption may, at our option and discretion, be subject to one or more conditions precedent.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of Exchange Notes, or portions thereof, called for redemption.

Purchase of Exchange Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to any series of Exchange Notes, unless, with respect to such series of Exchange Notes, we have exercised our right to redeem such series of Exchange Notes in full as described above, each holder of such series of Exchange Notes will have the right to require us to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that holder’s Exchange Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Exchange Notes to be repurchased plus any accrued and unpaid interest on such Exchange Notes to, but excluding, the repurchase date.

Within 30 days following any change of control repurchase event with respect to any series of Exchange Notes or, at our option, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, we will deliver a notice to each holder of such series of Exchange Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering (the “change of control offer”) to repurchase such Exchange Notes on the repurchase date specified in the notice at the option of the holders, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). The notice shall, if delivered prior to the date of consummation of the change of control, state that our obligation to repurchase such Exchange Notes is conditioned on a change of control repurchase event occurring on or prior to the repurchase date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Exchange Notes as a result of a change of control repurchase event. To the extent the provisions of any such securities laws or regulations conflict with the “Purchase of Exchange Notes upon a Change of Control Repurchase Event” provisions of the Indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Purchase of Exchange Notes upon a Change of Control Repurchase Event” provisions of the Indenture by virtue thereof; provided that we otherwise use commercially reasonable efforts to permit holders to exercise their rights and to fulfill our obligations in the time and in the manner specified in these provisions of the Indenture to the extent permitted by such securities laws or regulations.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1)	accept for payment all the Exchange Notes or portions of the Exchange Notes properly tendered pursuant to our change of control notice;

(2)

deposit with the paying agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Exchange Notes or portions of the Exchange Notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Exchange Notes being repurchased by us.

The paying agent or tender agent appointed for such purpose will promptly deliver to each holder of Exchange Notes properly tendered the repurchase price for the Exchange Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Exchange Note equal in principal amount to any unpurchased portion of any Exchange Notes surrendered.

If holders of not less than 95% in aggregate principal amount of any series of Exchange Notes then outstanding validly tender and do not withdraw such Exchange Notes in a change of control offer and we, or any third party making a change of control offer in lieu of us, as described below, purchases all of the Exchange Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 days nor more than 60 days’ prior written notice to the holders of the Exchange Notes (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all Exchange Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the Exchange Notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described below under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants, the covenant relating to repurchases upon the occurrence of a change of control repurchase event and the covenant described below under “—Certain Covenants—Consolidation, Merger and Sale of Assets,” however, the Indenture does not contain any covenants or provisions that may afford holders of the Exchange Notes protection in the event of a highly leveraged transaction.

We will not be required to make a change of control offer in connection with a change of control repurchase event if a third party makes such an offer in connection with such change of control repurchase event in the manner and at the times required and otherwise in compliance with the requirements under the Indenture for such an offer made by us, and such third party purchases all Exchange Notes properly tendered and not withdrawn under its offer.

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Furthermore, holders may not be entitled to require us to repurchase their Exchange Notes in certain circumstances involving a significant change in the composition of our board of directors unless such change otherwise constitutes a change of control repurchase event.

We may not have sufficient funds to repurchase all the Exchange Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Exchange Notes under the terms of our future debt instruments. Furthermore, a failure to repurchase the Exchange Notes upon a change of control repurchase event could constitute an event of default under the credit facility. See “Risk Factors—We may not be able to repurchase all of the Exchange Notes upon a change of control repurchase event, which would result in a default under the Exchange Notes and may constitute an event of default under our existing or future indebtedness.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries; (2) the adoption of a plan by our board of directors relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of our voting shares or other voting shares into which our voting shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of our voting shares immediately prior to that transaction and each holder holds substantially the same percentage of voting shares of such holding company as such holder held of our shares immediately prior to that transaction or (ii) our voting shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting shares or the outstanding voting shares of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a merger of our company with any of our subsidiaries solely for the purpose of reincorporating our company in another jurisdiction within the United States shall not be a “change of control.”

“change of control repurchase event” means, with respect to any series of Exchange Notes, the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings, Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any replacement rating agency appointed in accordance with the proviso to the definition of “rating agency.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Exchange Notes or fails to make a rating of the Exchange Notes publicly available, “rating agency” will include a substitute rating agency appointed by us that is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act for such rating agency.

“ratings event” means that the Exchange Notes of the applicable series cease to be rated investment grade by at least two of the three rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by us of our intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such Exchange Notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates such Exchange Notes below investment grade or (y) publicly announces that it is no longer considering such Exchange Notes for possible downgrade). If any of the rating agencies is not providing a rating of such Exchange Notes on any day during the trigger period for any reason (subject, for the avoidance of doubt, to our right to engage a replacement rating agency in accordance with the proviso to the definition of “rating agency”), the rating of such rating agency for such Exchange Notes shall be deemed to have ceased to be investment grade during the trigger period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the applicable series of Exchange Notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, such Exchange Notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as applicable series of Exchange Notes and will vote together as one class on all matters with respect to the applicable series of Exchange Notes; provided that if the additional notes are not fungible with the outstanding Exchange Notes of the applicable series for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.

Certain Covenants

Except as set forth below, neither we nor any of our subsidiaries are restricted by the Indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our capital stock or the capital stock of such subsidiaries, or

•	purchasing or redeeming our capital stock or the capital stock of such subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Exchange Notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the Exchange Notes, except to the limited extent provided under “—Purchase of Exchange Notes upon a Change of Control Repurchase Event” above. Among other things, the Indenture does not contain covenants designed to afford holders of the Exchange Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Exchange Notes, except to the limited extent provided under “—Purchase of Exchange Notes upon a Change of Control Repurchase Event” above and as described below under “—Consolidation, Merger and Sale of Assets.” The covenants described under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions” will apply only to “Property” owned by us, any guarantor and our restricted subsidiaries. As of the date of this prospectus, we and our restricted subsidiaries only have a limited amount of assets that constitute “Property.” In addition, the Indenture does not prohibit us, any guarantor or any of our restricted subsidiaries from transferring any assets otherwise constituting “Property” to a subsidiary that is not a restricted subsidiary, thus limiting the scope of the covenants described under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions.” In addition, the covenants do not prohibit our or any guarantor’s subsidiaries from incurring debt and we and they may also incur substantial amounts of secured debt. At such time, if any, as the Exchange Notes may not be guaranteed, the debt of our subsidiaries, to the extent secured or incurred by subsidiaries that are not guarantors, will be structurally senior to the Exchange Notes and secured debt will be effectively senior to the Exchange Notes.

See “Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes are structurally subordinated to the liabilities of our non-guarantor subsidiaries,” “Risk Factors—Risks Related to the Exchange Notes—The Indenture does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Exchange Notes,” and “Risk Factors—Risks Related to the Exchange Notes—The negative covenants in the Indenture are subject to limitations, qualifications and exceptions and, as a result, have a limited effect and may not protect your investment in the Exchange Notes.”

The Indenture contains the following principal covenants:

Limitation on Liens

We will not, and we will not permit any guarantors to, or any of our restricted subsidiaries to, create or incur any Lien upon any Property of ours, any guarantor or any of our restricted subsidiaries (whether now existing or owned or hereafter created or acquired) in order to secure any indebtedness or guarantees of ours, any guarantor or any of our or their subsidiaries unless prior to or at the same time, the Exchange Notes (together with, at our option, any other indebtedness or guarantees of ours, any guarantor or any of our restricted subsidiaries ranking equally in right of payment with the Exchange Notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness, until such time as such indebtedness or guarantees are no longer secured by such Lien or such Property is no longer owned by us, any guarantor or any of our restricted subsidiaries.

The foregoing restriction does not apply to:

(1)

Liens existing with respect to any person at the time such person becomes a direct or indirect subsidiary of ours or a guarantor, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)

Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us, any guarantor or any of our restricted subsidiaries of any person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3)	Liens securing indebtedness of ours, any guarantor or any of our restricted subsidiaries owing to us or any of our subsidiaries;

(4)	Liens existing on the date of the initial issuance of the Original Notes;

(5)

Liens on Property of a person existing at the time such person is merged into or consolidated with us, any guarantor or any of our restricted subsidiaries, at the time such person becomes a subsidiary of ours or any guarantor, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a person to us, any guarantor or any of our restricted subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure each series of the Exchange Notes;

(8)

Liens imposed by law or arising by operation of law, such as materialmen’s, workmen or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)

Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)

Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(11)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in our opinion, materially detract from the value of such Properties;

(13)

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14)

Liens securing indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of ours, any guarantor or our restricted subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by us, any guarantor or any of our restricted subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any person (or its affiliates) may be cross-collateralized to other such financings provided by such person (or its affiliates);

(15)

Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16)	Liens securing Hedging Obligations designed for protection from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17)

Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18)

in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(19)	Liens on Property incurred in connection with any transaction permitted under the “––Limitation on Sale and Leaseback Transactions” covenant described below; or

(20)

any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (1) through (19) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (19) shall not extend to or cover any Property of ours, any guarantor or any of our restricted subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

Notwithstanding the restrictions set forth in the preceding paragraph, we, any guarantor and our restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Exchange Notes; provided that, after giving effect to such indebtedness and the retirement of any indebtedness secured by Liens (other than Liens described in clauses (1) through (20) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (20) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of our and any guarantor’s Consolidated Net Tangible Assets. We, any guarantor and our restricted subsidiaries also may, without equally and ratably securing the Exchange Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any guarantor or any of our restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the date of the initial issuance of the Outstanding Notes;

(2)	such transaction was for the sale and leasing back to us, any guarantor or any of our or its wholly-owned subsidiaries of any Property by us, any guarantor or one of our restricted subsidiaries;

(3)	such transaction involves a lease for not more than five years (or which may be terminated by us, any guarantor or our restricted subsidiaries within a period of not more than five years);

(4)

such transaction involves the sale and leaseback of our property listed below:Marvell Semiconductor, Inc. — Marvell Lane, Santa Clara, CA 95054 Marvell Technology (Shanghai) Ltd. — Keyuan Rd., Pudong District, Shanghai, China 201203;

(5)

we, any guarantor or our restricted subsidiaries would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Exchange Notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above (except with respect to a Lien permitted by clause (19) thereof); or

(6)

we, any guarantor or any of our restricted subsidiaries apply (or to the extent the proceeds are received directly by any of our restricted subsidiaries, such restricted subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in our or their business or to the retirement of our or their indebtedness that is pari passu in right of payment with the Exchange Notes within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, we may deliver Exchange Notes to the Trustee for cancellation, such Exchange Notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we, any guarantor and our restricted subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (6) above), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of our and any guarantor’s Consolidated Net Tangible Assets.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

(1)

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company or other entity (if such entity is not us) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any other country which is on the date of the Indenture a member of the Organization for Economic Co-operation and Development or the European Union and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the Exchange Notes and the Indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

(2)	immediately after giving effect to such transaction, no default or event of default under the Indenture has occurred and is continuing; and

(3)

the Trustee receives from us an officer’s certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the Indenture.

Notwithstanding the above, (A) this covenant shall not apply to the conveyance, transfer or lease of properties or assets between or among us and our subsidiaries and (B) clauses (2) and (3) above shall not apply to (i) us consolidating with or merging into one of our subsidiaries for any purpose or (ii) any of our subsidiaries consolidating with or merging into us for any purpose. As a result, this covenant will not prohibit us from merging into a subsidiary even if following the consummation of such merger an event of default has occurred and is continuing.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the Indenture, the Successor will be substituted for us in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor may exercise our rights and powers under the Indenture, and we will be released from all our liabilities and obligations under the Indenture and under the Exchange Notes.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the Exchange Notes for “new” notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the Exchange Notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Corporate Existence

We covenant and agree, for the benefit of the holders of Exchange Notes, that, subject to “—Consolidation, Merger and Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation or other legal entity.

Payments of Additional Amounts

If we consolidate with or merge with or into another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the “surviving entity”), then the surviving entity will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, Exchange Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, levies, imposts, assessments or governmental charges (including penalties, interest, additions and any other liability with respect thereto) of whatever nature (“Taxes”) imposed or levied by any jurisdiction in which the surviving entity is considered to be a resident for Tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Exchange Notes is made (a “taxing jurisdiction”), unless such Taxes are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If we are so required to withhold or deduct any amount for or on account of Taxes, we will, subject to certain limitations and exceptions described below, pay to the holder of any Exchange Note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such Exchange Note or in the Indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)

any Taxes of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise has or had any present or former connection with the relevant taxing jurisdiction other than by reason of the mere purchase, ownership or disposition of, or receipt of payment under, such Exchange Note, (b) presented, where presentation is required, such Exchange Note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Exchange Note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such Exchange Note for payment more than 30 days after the date on which the payment in respect of such Exchange Note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such Exchange Note for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, value-added, sale, transfer, excise, personal property or similar Tax;

(3)

any Taxes that are imposed or withheld by reason of the failure by the holder or the beneficial owner of such Exchange Note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such Taxes;

(4)

any withholding or deduction imposed on or in respect of any Exchange Notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(5)	any Taxes that are payable otherwise than by withholding or deducting from payment of principal or premium, if any, or interest on such Exchange Notes; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such Exchange Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Exchange Note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for Tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Exchange Notes.

Wherever in the Indenture or the Exchange Notes there are mentioned, in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of an Exchange Note, (3) interest or (4) any other amount payable on or with respect to the Exchange Notes, such reference shall be deemed to include payment of any additional amounts as described under this section to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof.

We will pay any present or future stamp, court or documentary Taxes or other similar Taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the Exchange Notes, the Indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such Taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to us is organized or any political subdivision or taxing authority or agency thereof or therein.

Redemption for Tax Purposes

We may redeem the Exchange Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts (as described in “— Payments of Additional Amounts”), if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the Exchange Notes as provided in “—Payments of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the Exchange Notes under this provision, we will give written notice of such election at least 15 days but no more than 60 days before the redemption date to the Trustee and the holders of the Exchange Notes. Interest on the Exchange Notes will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.

Provision of Financial Information

For so long as any Exchange Notes are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the Trustee and the holders the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the SEC. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Exchange Notes are outstanding, we will deliver to the Trustee and the holders the quarterly and annual financial statements that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations.

Reports and other documents filed by us with the SEC and publicly available via the EDGAR system or on our website will be deemed to be delivered to the Trustee and the holders as of the time such filing is publicly available via EDGAR or on our website for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or on our website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice or actual notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

Certain Definitions

The Indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by our board of directors) subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) and (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding deferred net revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our or any guarantor’s most recent consolidated balance sheet (including, without duplication, the Exchange Notes related thereto) prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us, any guarantor or any direct or indirect subsidiaries of ours or its or (2) the financing of a project involving the development or expansion of our properties or properties of any direct or indirect subsidiaries of ours or any guarantor, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any direct or indirect subsidiary of ours or any guarantor’s or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means (i) any real property or any permanent improvement thereon owned by us, any guarantor or any of our restricted subsidiaries located in the United States, except such as our management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us, any guarantor and our restricted subsidiaries taken as a whole) not to be of material importance to the business of us, any guarantor and our restricted subsidiaries, taken as a whole, and (ii) the capital stock of any United States subsidiary that is owned by us, any guarantor or any of our restricted subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“restricted subsidiary” means a subsidiary of ours or any guarantor of which substantially all of its property is located, or substantially all of its business is conducted, in the United States.

“subsidiary” of any specified person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof.

Events of Default

Each of the following is an “event of default” under the Indenture for each series of Exchange Notes:

(1)	default in the payment of any installment of interest on such series of Exchange Notes when due and payable, and the continuance of that default for 30 days;

(2)	default in the payment of the principal of, or any premium on, such series of Exchange Notes when due and payable (whether at maturity, upon redemption or otherwise);

(3)

a failure by us to repurchase Exchange Notes tendered for repurchase following the occurrence of a change of control repurchase event with respect to such series of Exchange Notes in conformity with the covenant set forth above under “—Purchase of Exchange Notes upon a Change of Control Repurchase Event”;

(4)

failure to observe or perform any other covenants or agreements in the Indenture in respect of such series of Exchange Notes, which failure continues for 90 days after written notice to us from the Trustee or to us and the Trustee from holders of at least 25% of the outstanding principal amount of the applicable series of Exchange Notes then outstanding as provided in the Indenture, requiring us to remedy the same;

(5)

(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100,000,000 or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of not less than 25% in principal amount of outstanding Exchange Notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured;

(6)	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or any guarantor; and

(7)

any guarantee with respect to such series of Exchange Notes is not issued as required under “—Guarantees” or any guarantee in respect of the Exchange Notes of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture or such guarantee) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the applicable Indenture or the guarantee, in each case unless the guarantee has been released pursuant to the terms of the Indenture or such guarantee.

Modification and Waivers

Modification and amendments of the Indenture and the Exchange Notes of any series may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Note of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any series of Exchange Notes;

•

reduce the principal amount of any Exchange Note or reduce the amount of the principal of any Exchange Notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any Exchange Note (except as part of any remarketing of the Exchange Notes of any series or any interest rate reset with respect to the Exchange Notes of any series, in each case in accordance with the terms of the Exchange Notes of such series);

•	reduce any premium payable on the redemption of any Exchange Note or change the date on which any Exchange Note may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any Exchange Note is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any Exchange Note (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding Exchange Notes, the consent of whose holders is required in order to take certain actions;

•

modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of Exchange Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Exchange Note affected thereby; or

•

modify any of the above provisions except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Exchange Note affected thereby.

We and the Trustee may, without the consent of any holders, modify or amend the terms of the Indenture and the Exchange Notes of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the Exchange Notes of all or any series (and if such covenants are to be for the benefit of less than all series of Exchange Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the Indenture pursuant to the covenant described under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”

•

to add any additional events of default for the benefit of holders of the Exchange Notes of all or any series (and if such additional events of default are to be for less than all series of Exchange Notes, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	to add one or more guarantees for the benefit of holders of the Exchange Notes;

•	to secure the Exchange Notes pursuant to the covenants of the Indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional notes of any series;

•	to establish the form or terms of Exchange Notes of any series as permitted by the Indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Exchange Notes; provided that any such addition, change or elimination (a) shall neither (1) apply to any Exchange Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such Exchange Notes with respect to such provision or (b) shall become effective only when there is no Exchange Note described in clause (a)(1) outstanding;

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to conform to this “Description of the Exchange Notes” to the extent that such description was intended to be a substantially verbatim recitation of a provision in the Indenture or such Exchange Note;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of Exchange Notes of any series in any material respect;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Exchange Notes pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the holders of Exchange Notes of such series or any other series of Exchange Notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Exchange Notes may be listed or traded; and

•

to add to, change or eliminate any of the provisions of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of Exchange Notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding Exchange Notes of any series may, on behalf of the holders of Exchange Notes of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes of a series may, on behalf of the holders of all Exchange Notes of that series, waive any past default and its consequences under the Indenture with respect to the Exchange Notes of that series, except a default (1) in the payment of principal or premium, if any, or interest on Exchange Notes of that series or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Exchange Note of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance Provisions

We may discharge certain obligations to holders of the Exchange Notes of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars and/or U.S. government obligations, or, in the case of Exchange Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, in an amount sufficient to pay all amounts owing pursuant to the Indenture, including the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the Exchange Notes have become due and payable) or to the maturity thereof or the redemption date of the Exchange Notes of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to Exchange Notes (except for, among other things, obligations to register the transfer or exchange of the Exchange Notes, to replace temporary or mutilated, destroyed, lost or stolen Exchange Notes, to maintain an office or agency with respect to the Exchange Notes, to hold moneys for payment in trust and certain of our obligations to the Trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described under “—Certain Covenants—Consolidation, Merger and Sale of Assets” and certain other covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the Exchange Notes of a series and clauses (3) and (4) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations, or, in the case of Exchange Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, applicable to the Exchange Notes of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the Exchange Notes on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the Exchange Notes of any series, the amount in U.S. dollars and/or U.S. government obligations, or, in the case of Exchange Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay amounts due on the Exchange Notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the Exchange Notes of that series at the time of the acceleration resulting from any event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the Exchange Notes of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

The Exchange Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue Exchange Notes in certificated form. DTC will therefore require secondary market trading activity in the Exchange Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

Governing Law

The Indenture is and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Any notices required to be given to the holders of the Exchange Notes will be given to DTC, as the registered holder of the global notes, in accordance with DTC’s procedures. In the event that the global notes are exchanged for Exchange Notes in certificated form, notices to holders of the Exchange Notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of holders maintained by the registrar.

Regarding the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the Exchange Notes. We and our affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. The Trustee and its affiliates will be permitted to engage in other transactions with us. However, if a conflicting interest arises and a default occurs with respect to the Exchange Notes, the Trustee must eliminate such conflict or resign.

U.S. Bank National Association assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to participation in the Exchange Offer and of the ownership and disposition of Exchange Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquired Outstanding Notes in the initial offering at their original “issue price” (i.e., the first price at which a substantial part of the Outstanding Notes were sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold them as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In this discussion we refer to the Exchange Notes and the Outstanding Notes together as “Notes,” as described below under “—Exchange of the Outstanding Notes for Exchange Notes.” This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	banks or other financial institutions;

•	dealers in securities;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	insurance companies, tax-exempt entities or arrangements, or grantor trusts;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);

•	subchapter S corporations;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	real estate investment trusts, regulated investment companies;

•	holders liable for the alternative minimum tax;

•	persons subject to the base erosion and anti-abuse tax;

•	persons subject to rules under Section 1061 of the Code;

•	certain former citizens or former long-term residents of the United States or entities covered by the anti-inversion rules under the Code;

•	persons who actually or constructively own more than 5% of the Company’s common stock;

•	U.S. holders having a “functional currency” other than the U.S. dollar;

•	holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;

•	“controlled foreign corporations” and “passive foreign investment companies;” and

•

persons who are subject to special accounting rules (including rules requiring them to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partners and the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of Notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.

The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances, including as described under “Description of Exchange Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” and “Description of Exchange Notes—Certain Covenants—Payments of Additional Amounts.” The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. Although the issue is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield determined at the time of the issuance of the Notes, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

Exchange of the Outstanding Notes for Exchange Notes

We believe the exchange of an Outstanding Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes because the Exchange Note will not be considered to differ materially in kind or extent from the Outstanding Note. Accordingly, the Exchange Note will be treated for U.S. federal tax purposes as a continuation of the Outstanding Note in the hands of a U.S. Holder or a non-U.S. Holder, and are referred to together with the Outstanding Notes as “Notes” in this summary of U.S. federal income tax consequences. As a result, (1) a holder will not recognize any gain or loss on the exchange, (2) the holder’s holding period for an Exchange Note will include the holding period for the Outstanding Note, and (3) the holder’s adjusted tax basis of the Exchange Note will be the same as the holder’s adjusted basis of the Outstanding Note. The Exchange Offer will not have any U.S. federal income tax consequences for a nonexchanging holder of an Outstanding Note.

Taxation of U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest

It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the Code and applicable Treasury Regulations). Accordingly, interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (ii) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder has held the Note for a period of more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Taxation of Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “— Additional Withholding Requirements under the Foreign Account Tax Compliance Act,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

either (i) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS form), as applicable, certifying, under penalties of perjury, that such beneficial owner is not a “U.S. person”(as defined in the Code) and providing such beneficial owner’s name and address or (ii) a financial institution that holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS Form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders— Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), or otherwise establishes an exemption.

Under Treasury regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required in certain circumstances on interest payable on certain debt instruments that are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which a debt instrument is held may affect the determination of whether such withholding is required. Similarly, interest payable on certain debt instruments held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the United States Department of the Treasury.

BOOK-ENTRY; DELIVERY AND FORM

The Company will initially issue the Exchange Notes in the form of one or more global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in any global note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

DTC has advised the Company as follows:

•	it is a limited-purpose trust company organized under the laws of the State of New York,

•	it is a member of the Federal Reserve System,

•	is a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	it is “a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with it (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and FINRA. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

The Company expects that, pursuant to procedures established by DTC, upon the deposit of a global note with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of Exchange Notes represented by the global note to the accounts of participants. The accounts to be credited will be designated by the Company. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to participants’ interests, or by DTC’s direct and indirect participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

So long as DTC, or its nominee, is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole legal owner and holder of any Exchange Notes evidenced by the global note for all purposes of the Exchange Notes and the Indenture. DTC has no knowledge of the actual beneficial owners of the Exchange Notes; DTC’s records reflect only the identity of the participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Except as set forth below, as an owner of a beneficial interest in the global note, you will not be entitled to have the Exchange Notes represented by the global note registered in your name, will not receive or be entitled to receive physical delivery of certificated Exchange Notes and will not be considered to be the owner or holder of any Exchange Notes under the global note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action, and the participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through those participants and indirect participants.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the Exchange Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Exchange Notes, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial owners of the Exchange Notes may wish to ascertain that the nominee holding the Exchange Notes for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Exchange Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

The Company will make payments of principal of, premium, if any, and interest on Exchange Notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. The Company also expects that payments by participants or indirect participants to owners of beneficial interests in the global note held through direct and indirect participants will be governed by standing instructions and customary practices and will be the responsibility of the participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its direct or indirect participants or the relationship between those participants and the owners of beneficial interests in the global note owning through those participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Exchange Notes of a series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Exchange Notes only if:

•

DTC notifies us at any time that it is unwilling, unable or no longer qualified to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated Exchange Notes of such series; or

•

there shall have occurred and be continuing an event of default with respect to Exchange Notes of such series and DTC notifies the Trustee of its decision to exchange the global notes of such series for certificated Exchange Notes of such series.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2022 (180 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the Exchange Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains these reports, proxy and information statements, and other information regarding the Company, at www.sec.gov.

You may also obtain certain of these documents on the Company’s website at www.marvell.com. We are not incorporating the contents of the websites of the SEC, the Company or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

This prospectus forms part of the registration statement filed by the Company with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that the Company (and, prior to the closing of the Mergers, MTGL) has filed with the SEC into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Specifically, we incorporate by reference the following documents or information filed with the SEC:

•	MTGL’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 16, 2021;

•

the Company’s proxy statement filed on May 28, 2021, but only to the extent such information is incorporated by reference in MTGL’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021;

•	MTGL’s Current Reports on Form 8-K filed on March 5, 2021, March 24, 2021, April 5, 2021, April 12, 2021, April 16, 2021, April 19, 2021 and April 20, 2021;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 2021, filed with the SEC on June 9, 2021, and July 31, 2021, filed with the SEC on August 27, 2021;

•

the Company’s Current Reports on Form 8-K filed with the SEC on April 20, 2021, April 21, 2021, May  3, 2021, May 4, 2021, June  3, 2021, July 20, 2021, August 3, 2021 (Items 8.01 and 9.01 only, except information included in Item 9.01 under the heading “Marvell Preliminary Second Fiscal Quarter 2022 Results” shall not be incorporated into this prospectus), and August 27, 2021; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the date of the termination of the offering of Exchange Notes made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Marvell Technology, Inc.

c/o Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

Attention: Investor Relations

(408) 222-0777

In order to ensure timely delivery, you must request the information no later than                     , 2021, which is five business days before the Expiration Date of the Exchange Offer.

LEGAL MATTERS

Certain legal matters in connection with the Exchange Notes have been passed upon for the Company by Hogan Lovells US LLP, 390 Madison Avenue, New York, New York 10017.

EXPERTS

The financial statements, incorporated in this Prospectus by reference from Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the year ended January 30, 2021, and the effectiveness of Marvell Technology Group Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical consolidated financial statements of Inphi Corporation included in Marvell Technology Group Ltd.’s Current Report on Form 8-K dated April 5, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until                     , 2022, all broker-dealers that effect transactions in the Exchange Notes may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

.

EXCHANGE OFFER OF

$500,000,000 PRINCIPAL AMOUNT OF OUR 1.650% SENIOR NOTES DUE 2026

$750,000,000 PRINCIPAL AMOUNT OF OUR 2.450% SENIOR NOTES DUE 2028

$750,000,000 PRINCIPAL AMOUNT OF OUR 2.950% SENIOR NOTES DUE 2031

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the General Corporate Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, the Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Company’s Amended and Restated Bylaws provide that the Company shall indemnify, to the fullest extent authorized by the DGCL, each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature, by reason of the fact that he or she is or was a director or an officer of the Company or while a director or officer of the Company is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by them in any such capacity, against all expense, liability and loss actually and reasonably incurred by such indemnitee.

The Merger Agreement requires the Company to maintain for six (6) years following the effective time of the Bermuda Merger either the existing policies of directors’ and officers’ liability insurance maintained by each of the Company and Inphi as of October 28, 2020 or provide substitute policies of comparable coverage, except that in no event will the annual cost to the Registrant for maintaining such policies exceed three hundred-percent (300%) of the annual premium currently paid for such policies, referred to as the maximum amount. Each of Marvell and Inphi may obtain a six (6)-year “tail” policy under such party’s existing directors’ and officers’ insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable maximum amount.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

Exhibit Number	Exhibit Title		Incorporated By Reference
		Filed Herewith	Form	File No.	Exhibit Number	Date Filed

3.1	Amended and Restated Certificate of Incorporation of Marvell Technology, Inc.		8-K	001-40357	3.1	4/20/2021

3.2	Amended and Restated Bylaws of Marvell Technology, Inc.		8-K	001-40357	3.2	4/20/2021

4.1	Base Indenture, dated as of April 12, 2021, between Marvell Technology, Inc. and U.S. Bank National Association, as trustee		8-K	000-30877	4.1	4/12/2021

4.2	First Supplemental Indenture, dated as of April 12, 2021, between Marvell Technology, Inc. and U.S. Bank National Association, as trustee		8-K	000-30877	4.2	4/12/2021

4.3	Form of $500,000,000 1.650% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.2)		8-K	000-30877	4.3	4/12/2021

4.4	Form of $750,000,000 2.450% Senior Notes due 2028 (included as Exhibit B to Exhibit 4.2)		8-K	000-30877	4.4	4/12/2021

4.5	Form of $750,000,000 2.950% Senior Notes due 2031 (included as Exhibit C to Exhibit 4.2)		8-K	000-30877	4.5	4/12/2021

4.6	Registration Rights Agreement, dated as of April 12, 2021, by and among Marvell Technology, Inc., Marvell Technology Group Ltd. and J.P. Morgan Securities, LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Notes		8-K	000-30877	10.1	4/12/2021

5.1	Opinion of Hogan Lovells US LLP	X

23.1	Consent of Deloitte & Touche LLP	X

23.2	Consent of PricewaterhouseCoopers LLP	X

23.3	Consent of Hogan Lovells US LLP (Included in Exhibit 5.1)

24.1	Power of Attorney (Included in the signature pages of this registration statement)

25.1	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the Indenture	X

Item 22. Undertakings

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)

The undersigned registrant hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)

The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 27, 2021.

MARVELL TECHNOLOGY, INC.

Date: August 27, 2021	By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Gaynor and Jean Hu, and each of them individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew J. Murphy	President and Chief Executive Officer	August 27, 2021
Matthew J. Murphy	(Principal Executive Officer), Director

/s/ Jean Hu	Chief Financial Officer	August 27, 2021
Jean Hu	(Principal Financial Officer)

/s/ Willem Meintjes	Chief Accounting Officer	August 27, 2021
Willem Meintjes	(Principal Accounting Officer)

/s/ Richard S. Hill	Chair of the Board	August 27, 2021
Richard S. Hill

/s/ Tudor Brown	Director	August 27, 2021
Tudor Brown

/s/ Brad Buss	Director	August 27, 2021
Brad Buss

Name	Title	Date

/s/ Edward Frank	Director	August 27, 2021
Edward Frank

/s/ Marachel Knight	Director	August 27, 2021
Marachel Knight

/s/ Bethany Mayer	Director	August 27, 2021
Bethany Mayer

/s/ Michael Strachan	Director	August 27, 2021
Michael Strachan

/s/ Robert E. Switz	Director	August 27, 2021
Robert E. Switz

/s/ Ford Tamer	Director	August 27, 2021
Ford Tamer